EXHIBIT 99.1

Investor Contact:
Dennis C. Fabro
Senior Vice President,
Investor Relations
(312) 798-6290
Trizec Reports Second Quarter 2005 Results
     CHICAGO, August 4, 2005 — Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the second quarter ended June 30, 2005.
     The Company reported funds from operations available to common stockholders (“FFO”) of $69.7 million, or $0.44 per diluted share, for the second quarter of 2005, compared to a loss in funds from operations of $80.1 million, or $0.53 per diluted share, for the same period a year earlier. As previously announced, second quarter 2004 FFO included the impact of a provision for loss on real estate and investment and loss on early debt retirement totaling $152.2 million, or $1.00 per diluted share.
     For the second quarter of 2005, net income available to common stockholders, the generally accepted accounting principles (GAAP) measurement most directly comparable to FFO, totaled $45.2 million, or $0.29 per diluted share, and included a net gain on disposition of real estate of $21.1 million, or $0.13 per diluted share. This compares to a net loss available to common stockholders of $138.2 million, or $0.91 per diluted share, for the second quarter of 2004, which includes the impacts on FFO noted above as well as a $14.5 million, or $0.10 per diluted share, net loss on the disposition of real estate. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended June 30, 2005 totaled 156,745,758 compared to 151,609,430 in the second quarter of 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 2.8 million warrants and options during the first six months of 2005 that generated proceeds to the Company totaling $43.4 million.
     Tim Callahan, Trizec’s President and Chief Executive Officer commented, “As the economic expansion maintains its momentum, we are seeing gradual improvements in market fundamentals and continue to position ourselves to benefit from this trend.” Mr. Callahan added, “We continue to enhance our portfolio by recycling capital from our disposition program.

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Second Quarter 2005 Results
During the past twelve months, we have executed over $1 billion of acquisitions comprised of four high-quality, Class A office properties in the attractive downtown sub-markets of Los Angeles and Washington, D.C.”
     The financial statements for the three and six months ended June 30, 2004 included in this release and the attached financial information below have been restated to reflect the Company’s properties that have been classified as discontinued operations since January 1, 2004, in accordance with GAAP. Such reclassification, however, does not impact the net income available to common stockholders for the three and six months ended June 30, 2004 as previously reported.
     Second quarter 2005 total revenues were $179.8 million, compared to $161.5 million during the three months ended June 30, 2004. This increase was primarily due to the revenues from three office properties that the Company acquired between June 30, 2004 and June 30, 2005 for approximately $700 million.
     Office lease termination fees, including those from discontinued operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $1.9 million for the quarter ended June 30, 2005, compared to $1.2 million reported in the second quarter of 2004.
     During the second quarter of 2005, the Company leased 1.6 million square feet of space in its office portfolio with an average lease term of 6.6 years. The average gross rental rate on leases executed in the quarter was $23.18 per square foot compared to $22.08 per square foot on leases that expired during the quarter. At June 30, 2005, occupancy was 88.0 percent for the Company’s owned area, which includes its consolidated properties and its pro rata share of unconsolidated joint ventures. Occupancy based on total area, which includes 100 percent of the Company’s consolidated properties and 100 percent of its unconsolidated joint ventures, was 87.9 percent at June 30, 2005, with consolidated properties at 88.2 percent and unconsolidated joint venture properties at 86.5 percent.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) increased by 0.8 percent on a same-property basis compared to the second quarter of 2004, primarily due to a 0.2 percent increase in same-property average occupancy.
     FFO for the first six months of 2005 totaled $139.5 million or $0.89 per diluted share, compared to $2.6 million, or $0.02 per diluted share for the six months ended June 30, 2004. As described above, FFO for the first six months of 2004 included a $152.2 million, or $1.00 per diluted share, impact for the provision for loss on real estate and investment and loss on early debt retirement.
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Trizec Reports Second Quarter 2005 Results
     For the six months ended June 30, 2005, the Company reported net income available to common stockholders of $70.5 million, or $0.45 per diluted share, including a net gain on disposition of real estate of $21.3 million, or $0.14 per diluted share, compared to a net loss available to common stockholders of $54.9 million, or $0.36 per diluted share, for the first six months of 2004. In addition to the 2004 FFO impacts described above, net income for the first six months of 2004 included a $32.7 million, or $0.21 per diluted share, net gain on disposition of real estate.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the six months ended June 30, 2005 totaled 155,961,321 compared to 152,791,889 for the same period in 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 2.8 million warrants and options during the first six months of 2005 that generated proceeds to the Company totaling $43.4 million.
     Total revenues for the six months ended June 30, 2005 were $356.1 million, compared to $323.6 million during the same period last year. This increase was primarily due to the revenues from three office properties that the Company acquired between June 30, 2004 and June 30, 2005 for approximately $700 million.
     Total lease termination fees, including those from discontinued operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $4.2 million for the first six months of 2005, compared to $6.9 million ($2.7 million from office operations and $4.2 million from the Company’s former retail operations) for the same period in 2004.
     The Company leased 3.2 million square feet of space in its office portfolio during the six months ended June 30, 2005, with an average lease term of 8.0 years. The average gross rental rate on leases executed in the first six months of 2005 was $24.32 per square foot compared to $24.37 per square foot on leases expiring during the same time period.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) was flat as compared to the first six months of 2004, on a same-property basis.
Highlights for the second quarter 2005:
▪	On April 6, sold Shoreline Square, a 383,000-square-foot office building in Long Beach, California, for $87.4 million.

▪	On April 21, Trizec and its joint venture partners, The JBG Companies and CIM Group commenced construction of Waterview, a one-million-square-foot mixed-use development in Rosslyn, Va. The office component, a 633,000 square foot, 24-story tower, has been leased by The Corporate Executive Board for 20 years.
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Trizec Reports Second Quarter 2005 Results
▪	On April 28, acquired 1200 K Street, N.W., a 389,000-square-foot office property located in Washington, D.C. for $190 million. Completed in 1992, the fully occupied property is a 12-story, Class A building located in the East End submarket of Washington’s central core.

▪	On June 2, announced that Morgan Stanley subleased an additional 200,000 square feet from existing tenant, Wachovia Securities, at One New York Plaza. This additional space will increase Morgan Stanley’s presence in the building to 648,000 square feet.

▪	During the second quarter, the Company designated Northstar Center in Minneapolis, Metropolitan Square in St. Louis and Watergate Office Building in Washington, D.C. as properties held for disposition.
Subsequent to the end of the second quarter 2005:
▪	On July 20, acquired a 100 percent fee simple interest in Figueroa at Wilshire, 52-story, 1,039,000-square-foot, Class A office property located in the Central Business District (CBD) of Los Angeles, for $356.7 million.

▪	On July 29, sold Metropolitan Square, a 1,041,000-square-foot office building in the CBD of St. Louis, for $165.8 million. The Company expects to recognize a gain on disposition of approximately $20 million during the third quarter of 2005 related to this sale. This disposition marks the Company’s exit from nine non-core markets since the beginning of 2003.
     Trizec now expects its FFO guidance for 2005 to be in the range of $1.65 to $1.72 per diluted share. Furthermore, Trizec now expects guidance for 2005 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $0.72 to $0.77 per diluted share, reflecting the gain on disposition of Metropolitan Square which is estimated to be $0.13 per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.
     Trizec Properties will conduct a conference call today, August 4, from 11:00 a.m. to 12:30 p.m. Central Time, to discuss second quarter 2005 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com, via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.
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Trizec Reports Second Quarter 2005 Results
     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 7498299. A replay of this call will be available online at the Company’s web site and at various financial web portals.
     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.
     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 52 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1. Business — Risk Factors” in our 2004 Form 10-K, filed with the Securities and Exchange Commission on March 11, 2005. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
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Consolidated Balance Sheets (unaudited)

	June 30	December 31
$ in thousands, except per share amounts	2005	2004
Assets
Real estate	$4,461,498	$4,335,159
Less: accumulated depreciation	(659,426)	(619,010)

Real estate, net	3,802,072	3,716,149
Cash and cash equivalents	70,283	194,265
Escrows and restricted cash	86,917	83,789
Investment in unconsolidated real estate joint ventures	121,094	119,641
Office tenant receivables (net of allowance for doubtful accounts of $4,069 and $6,677 at June 30, 2005 and December 31, 2004, respectively)	11,650	9,306
Deferred rent receivables (net of allowance for doubtful accounts of $899 and $831 at June 30, 2005 and December 31, 2004, respectively)	138,760	137,561
Other receivables (net of allowance for doubtful accounts of $2,644 and $2,473 at June 30, 2005 and December 31, 2004, respectively)	10,495	9,914
Deferred charges (net of accumulated amortization of $76,557 and $68,802 at June 30, 2005 and December 31, 2004, respectively)	117,598	115,669
Prepaid expenses and other assets, net	195,707	139,118

Total Assets	$4,554,576	$4,525,412

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$2,029,625	$2,069,282
Unsecured credit facility	150,000	150,000
Trade, construction and tenant improvements payables	19,520	25,386
Accrued interest expense	9,905	8,116
Accrued operating expenses and property taxes	85,825	86,713
Other accrued liabilities	168,270	135,201
Dividends payable	32,401	32,407
Taxes payable	33,790	51,406

Total Liabilities	2,529,336	2,558,511

Commitments and Contingencies	—	—

Minority Interest	7,583	7,348

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 155,090,996 and 152,164,471 issued at June 30, 2005 and December 31, 2004, respectively, and 155,036,651 and 152,132,857 outstanding at June 30, 2005 and December 31, 2004, respectively	1,551	1,521
Additional paid in capital	2,258,387	2,211,545
Accumulated deficit	(224,741)	(232,965)
Treasury stock, at cost, 54,345 and 31,614 shares at June 30, 2005 and December 31, 2004, respectively	(704)	(415)
Unearned compensation	(563)	(798)
Accumulated other comprehensive loss	(16,473)	(19,535)

Total Stockholders’ Equity	2,017,457	1,959,353

Total Liabilities and Stockholders’ Equity	$4,554,576	$4,525,412

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Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Revenues
Rentals	$125,729	$115,265	$250,459	$230,679
Recoveries from tenants	26,300	21,518	52,288	45,622
Parking and other	25,802	21,455	49,809	40,922
Fee income	1,983	3,255	3,593	6,402

Total Revenues	179,814	161,493	356,149	323,625

Expenses
Operating	58,748	53,149	117,045	108,414
Property taxes	22,290	18,027	44,520	36,253
General and administrative	10,007	9,053	19,015	13,330
Depreciation and amortization	41,254	30,810	80,327	63,262
Provision for loss on real estate	—	12,749	—	12,749
Provision for loss on investment	—	14,558	—	14,558

Total Expenses	132,299	138,346	260,907	248,566

Operating Income	47,515	23,147	95,242	75,059

Other Income (Expense)
Interest and other income	2,065	1,668	3,276	2,620
Foreign currency exchange gain	—	—	—	3,340
Loss on early debt retirement	—	(1,389)	(14)	(1,143)
Recovery on insurance claims	—	486	—	692
Interest expense	(33,906)	(33,504)	(67,840)	(68,038)
Derivative gain (loss)	—	513	—	(1,498)
Lawsuit settlement	—	—	760	94

Total Other Expense	(31,841)	(32,226)	(63,818)	(63,933)

Income (Loss) before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and Gain (Loss) on Disposition of Real Estate, Net	15,674	(9,079)	31,424	11,126
Benefit (Provision) for income and other corporate taxes, net	2,737	(1,542)	2,316	(3,032)
Minority interest	(400)	120	(435)	(959)
Income from unconsolidated real estate joint ventures	4,504	2,030	8,577	8,269

Income (Loss) from Continuing Operations	22,515	(8,471)	41,882	15,404

Discontinued Operations
Income from discontinued operations	2,723	(113,260)	9,645	(99,695)
Gain (Loss) on disposition of discontinued real estate, net estate, net	20,872	(2,788)	21,079	29,608

Income (Loss) Before Gain (Loss) on Disposition of Real Estate, Net	46,110	(124,519)	72,606	(54,683)
Gain (Loss) on disposition of real estate, net	256	(12,426)	256	2,345

Net Income (Loss)	46,366	(136,945)	72,862	(52,338)

Special voting and Class F convertible stockholders’ dividends	(1,175)	(1,217)	(2,384)	(2,521)

Net Income (Loss) Available to Common Stockholders	$45,191	$(138,162)	$70,478	$(54,859)

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Consolidated Statements of Operations
(continued)
(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share
amounts	2005	2004	2005	2004

Earnings per common share
Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.14	$(0.15)	$0.26	$0.10
Diluted	$0.14	$(0.15)	$0.25	$0.10

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.29	$(0.91)	$0.46	$(0.36)
Diluted	$0.29	$(0.91)	$0.45	$(0.36)

Weighted average shares outstanding
Basic	154,536,290	151,609,430	153,817,403	151,366,972
Diluted	156,745,758	151,609,430	155,961,321	152,791,889
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Earnings Per Share Calculation
(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Numerator:

Income (Loss) from continuing operations	$22,515	$(8,471)	$41,882	$15,404
Gain (Loss) on disposition of real estate, net	256	(12,426)	256	2,345
Less: Special voting and Class F convertible stockholders’ dividends	(1,175)	(1,217)	(2,384)	(2,521)

Income (Loss) from Continuing Operations Available to Common Stockholders	21,596	(22,114)	39,754	15,228

Discontinued operations	23,595	(116,048)	30,724	(70,087)

Net Income (Loss) Available to Common Stockholders	$45,191	$(138,162)	$70,478	$(54,859)

Denominator:

Weighted average shares outstanding

Basic	154,536,290	151,609,430	153,817,403	151,366,972
Effect of dilutive securities	2,209,468	—	2,143,918	1,424,917

Diluted	156,745,758	151,609,430	155,961,321	152,791,889

Basic Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.14	$(0.15)	$0.26	$0.10
Discontinued operations	0.15	(0.77)	0.20	(0.46)

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding – Basic(1)	$0.29	$(0.91)	$0.46	$(0.36)

Diluted Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.14	$(0.15)	$0.25	$0.10
Discontinued operations	0.15	(0.77)	0.20	(0.46)

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding – Diluted(1)	$0.29	$(0.91)	$0.45	$(0.36)

(1)	May not total the sum of the per share components due to rounding.
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Reconciliation of Funds from Operations

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.
     The following tables set forth the reconciliation of the Company’s funds from operations from its net income available to common stockholders, both on an aggregate and per share basis, for the three and six months ended June 30, 2005 and 2004:
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Reconciliation of Funds from Operations
(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net income (loss) available to common stockholders	$45,191	$(138,162)	$70,478	$(54,859)

Add/(deduct):
(Gain) Loss on disposition of real estate, net	(256)	12,426	(256)	(2,345)
(Gain) Loss on disposition of discontinued real estate, net	(20,872)	2,788	(21,079)	(29,608)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	(704)	—	(704)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	45,650	43,522	90,383	90,115

Funds from operations available to common stockholders	$69,713	$(80,130)	$139,526	$2,599

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Reconciliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net income (loss) available to common stockholders	$0.29	$(0.91)	$0.46	$(0.36)

Add/(deduct):
(Gain) Loss on disposition of real estate, net	—	0.08	—	(0.02)
(Gain) Loss on disposition of discontinued real estate, net	(0.14)	0.02	(0.14)	(0.20)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.30	0.29	0.59	0.60

Funds from operations available to common stockholders per weighted average common share outstanding – basic (a)	$0.45	$(0.53)	$0.91	$0.02

Weighted average shares outstanding – basic	154,536,290	151,609,430	153,817,403	151,366,972

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.
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Reconciliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net (loss) income available to common stockholders	$0.29	$(0.91)	$0.45	$(0.36)

Add/(deduct):
(Gain) Loss on disposition of real estate, net	—	0.08	—	(0.02)
(Gain) Loss on disposition of discontinued real estate, net	(0.13)	0.02	(0.14)	(0.19)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.29	0.58	0.59

Funds from operations available to common stockholders per weighted average common share outstanding – diluted (a)	$0.44	$(0.53)	$0.89	$0.02

Weighted average shares outstanding – diluted	156,745,758	151,609,430	155,961,321	152,791,889

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.
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Earnings and FFO per Share Guidance (unaudited)

The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2005.

	Full Year 2005
	Low	—	High
Projected net income available to common stockholders (diluted)[1]	$0.72	—	$0.77

Add (deduct):
Projected gain on disposition of discontinued real estate, net [1]	(0.26)	—	(0.26)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.19	—	1.21

Projected FFO available to common stockholders (diluted) [1]	$1.65	—	$1.72

(1)	The guidance for 2005 net income available to common stockholders and FFO reflects the gain on disposition of Shoreline Square and the projected gain on disposition of Metropolitan Square but does not reflect any additional estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not such future gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2005.
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